Cooperation Agreement

Party A: Tianli Agritech, Inc. (“Tianli”)

Legal Representative: -Hanying Li

Party B: An Puluo Food Corporation Ltd. (“An Puluo”)

Legal Representative: Wenping Luo

In order to enhance Tianli’s brand image as a “Zero Medical residual, Contaminant Free Pork” provider and to develop retail markets, Anpuluo agrees to -grant the rights to Tianli to use the sales channels. The details of the agreement are as follow:

I.	Term of the Agreement
This Agreement begins -from the first day that Party A announces this Cooperation Agreement. The term of this initial contract is ten years.
II.	Content of Agreement
a.
Party B promises that Party A has the -exclusive use right  to sell pork products through Party B’s retail channels, and that it will assist Party A in marketing, inspection and auditing activities.  If Party B -signs a new channel, it will be operated under the name of -Tianli-Anpuluo.

b.	Party A agrees to provide high quality meat hog and other premium products in the retail channels; and Party B agrees not to sell any other suppliers’ products during the period of the contract.
c.	The revenue will be co-managed by both parties. Designated officer from Party A has the right to examine the invoices and related documents of income and expenses in relation to the retail channels.
d.	Part A will not involve in the daily operation of Party B, but Party B cannot use this term against the right of Party A to examine the operating activities.
e.	Party B should prepare the monthly settlement to Party A and remit the amount to Party A within 10 business days after the end of each month.
f.
On the date of settlement, if the retail channels either have not generated a gross profit or the gross profit cannot cover operating expenses, after getting written confirmation by both parties in relation to the situation, Party B can apply for advances from Party A and must pay back in the following month. If Party B applies for advances for three consecutive months, Party A has the right to refuse further payment, recover previous made advances, terminate this agreement and dispose the collateral, which is the ownership of the trademark.

III.	Management of the Cooperation
a.
If either side of the parties does not fulfill the obligations specified in this Agreement or violates the Agreement, which causes economic losses, the party who hampers the business operation will be treated as default party and needs to reimburse the losses and the other party will have the right to terminate this Agreement.  If both the parties agree to continue the cooperation, this Agreement will stay in effect and the above default party still has to reimburse the other party’s economic losses. The failure of Party A to supply hogs due to lack of availability shall not be deemed a failure to fulfill its obligations.

b.
If either side of the parties hampers the performance of this Agreement and its appendix, the party causing it will have the full responsibility.  If the failure of this Agreement is caused by both parties, each side will be responsible together after a mutual discussion..

c.	To ensure the effectiveness of this Agreement, both parties should provide Statement of Guarantee at the same date of this Agreement.

IV.	Irresistible Factors
In case of irresistible conditions, such as earthquake, typhoon, flood, war, etc., which causes one and/or two parties fail to fulfill the Agreement, the party/parties should inform each other and provide in fifteen days of a document evaluating the damage or explain the reason why the agreement will be not fulfilled, partially fulfilled, or delayed. The document should be issued by the local authority where the irresistible conditions take place. After full discussion and considering the influence to the agreement, both parties can decide to continue this Agreement or fully or partially terminate it.

V.	Solution for Disputation
If there is any disputation, both parties should have fully discussion and negotiation first.  If the disputation cannot be resolved through discussion, it will be resolved according to the law of China.

VI.	Agreement Effectiveness and Others
All the terms above will apply to Article of Incorporation, Transfer Agreements, Sales Agreement, etc. Any documents, such as Article of Incorporation, Transfer Agreements, Sales Agreement, etc., made according to the agreement will be treated as the affiliated documents of the agreement.

VII.	There are two copies of this Agreement, one for each party, and will take effect upon execution.

Party A:

Date:  2011/3/29

Party B:

Date:  2011/3/29